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                                                                    EXHIBIT 23.1

                                   JOEL BAUM
                        1515 UNIVERSITY DRIVE, SUITE 209
                            CORAL SPRINGS, FL 33071
                       (954) 752-1712 FAX (954) 344-3694

October 23, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20548

Re: IRT Industries, Inc./Commission File No. 0-15347

Ladies and Gentlemen:

The undersigned has served as the independent public accountant to the referenced corporation prior to the corporation's change of accountants, described in the enclosed copy of the corporation's Form 8-K. The undersigned does not disagree with any statements made by the corporation in its Form 8-K in response to Item 304(a) of Regulation S-K.

                                                   Very truly yours,

                                                   /s/ Joel S. Baum
                                                   ----------------
                                                   Joel S. Baum


cc:      IRT Industries, Inc.